FIFTH AMENDMENT
                                TO
         DEBT ASSUMPTION, LOAN AND STOCK PLEDGE AGREEMENT

                     (FREEDOM HOLDING, INC.)

 This is a Fifth Amendment to Debt Assumption, Loan and Stock Pledge Agreement (this "Fifth Amendment") dated as of June 30, 1997, among FREEDOM HOLDING, INC. ("Holding"), W. BENNETT COLLETT and HILDA M. COLLETT (collectively, the "Colletts"), and PNC BANK, KENTUCKY, INC. f/k/a Citizens Fidelity Bank and Trust Company (the "Lender").

                             Recitals

 A. Holding, the Colletts and Lender are parties to a Debt Assumption, Loan and Stock Pledge Agreement (the "Debt Assumption Agreement") dated as of January 1, 1993, and certain other documents referred to therein, whereby the Lender agreed to permit the Colletts to transfer the Freedom Shares to Holding and Holding to assume the Term Loan, and the Colletts agreed to (i) cause Holding to assume the Term Loan and pledge the Freedom Shares to the Lender to secure repayment of the Assumed Term Loan, and (ii) jointly and severally personally guarantee Holding's repayment of the Assumed Term Loan (as those terms are defined in the Debt Assumption Agreement).

 B. On June 30, 1993, the maturity date of the Assumed Term Loan, with the understanding that the parties would later agree to a formal modification and extension of the Debt Assumption Agreement and the Assumed Term Loan, Holding executed and delivered to Lender a promissory note (the "Interim Note") in the original principal amount of $1,700,000.00 replacing in all respects the Term Note (as defined in the Debt Assumption Agreement), and the Colletts executed and delivered to the Lender Continuing Guaranty Agreements dated June 30, 1993, personally guaranteeing the payment in full of the Interim Note and any other indebtedness of Holding to the Lender.

 C.  On June 30, 1993, the parties executed a First
Amendment to Debt Assumption, Loan and Stock Pledge Agreement (the "First Amendment"), which, among other things, provided for the extension of the Assumed Term Loan through June 30, 1994 and the addition of an additional financial covenant, and replaced the Interim Note with a replacement note in the principal amount of $1,700,000 (the "Renewal Note"), subject to the terms and conditions of the First Amendment.

 D. On June 30, 1994, the parties further amended the Debt Assumption Agreement, which among other things, provided for the extension of the Assumed Term Loan through June 30, 1995 and the amendment of several terms, and replaced the Renewal Note with a First Amended and Restated Secured Promissory Note in the principal amount of $1,500,000 (the "Amended and Restated Note"), subject to the terms and conditions of the Second Amendment.

 E.  On June 30, 1995, the parties executed an Extension
Agreement by which the Bank extended the maturity of the Term
Note to and including August 31, 1995.

 F. On September 30, 1995, the parties executed a Third Amendment to Debt Assumption, Loan and Stock Pledge Agreement (the "Third Amendment"), which, among other things, provided for the extension of the Assumed Term Loan through September 30, 1996 and the amendment of several terms, and replaced the First Amended and Restated Secured Promissory Note with a Second Amended and Restated Secured Promissory Note in the principal amount of $1,250,000, subject to the terms and conditions of the Third Amendment.

 G. On September 30, 1996, the parties executed a Fourth Amendment to Debt Assumption, Loan and Stock Pledge Agreement (the "Fourth Amendment"), which , among other things, provided for the extension of the Assumed Term Loan through September 30, 1996 and the amendment of several terms, and replaced the Second Amended and Restated Secured Promissory Note with a Third Amended and Restated Secured Promissory Note in the principal amount of $1,050,000, subject to the terms and conditions of the Fourth Amendment.

 H.  The parties now desire to further amend the Debt
Assumption Agreement to, among other things, provide for the extension of the Assumed Term Loan through June 30, 1998 and the replacement of the Third Amended and Restated Secured Promissory
Note in the principal amount of $1,050,000.00 with the Fourth Amended and Restated Secured Promissory Note in the form attached hereto as Annex A (the "Fourth Amended and Restated Note"), subject to the terms and conditions of this Fifth Amendment.

                       Terms and Conditions

1. Definitions. Unless otherwise defined herein, all capitalized terms used in this Fifth Amendment shall have the meanings given them in the Debt Assumption Agreement.

2.        Amendments to Debt Assumption Agreement.  The Debt
     Assumption Agreement as amended by the First Amendment (the
     "Amended Debt Assumption Agreement") is hereby further modified and amended as follows:

 a.       The second sentence of Section 1(a) of the Debt
     Assumption Agreement is hereby amended and restated so that it shall read in its entirety as follows:

     The unpaid principal balance of the Assumed Term
     Loan shall bear interest at an annual rate equal to the "Prime Rate" plus three-quarters of one percent
     ( %), as that Prime Rate may change from time to time, from the date of the Fourth Amended and Restated Secured Promissory Note dated June 30,
     1997, by Holding in the face principal amount of $900,000 delivered in extension and renewal of the Amended and Restated Note (as defined below) and substantially in the form attached hereto as Annex
     A, and any note or other instrument delivered in renewal, replacement, substitution, extension and/or novation thereof (the "Term Note"), until the entire principal balance of the Assumed Term Loan has been repaid.

 b.       Section 1(c) of the Amended Debt Assumption
     Agreement is hereby amended and restated so that it shall read in its entirety as follows:

          (c) Cancellation of the Renewal Note. Upon (i) the delivery to Lender by Holding of the Term Note,
     (ii) the delivery to Lender by the Colletts and the Company of their personal guaranties of Holding's
     Obligations under the Term Note and this Agreement, and (iii) Holding's compliance with Section 3 of this Agreement, the Lender will mark the promissory note dated June 30, 1996, by Holding in the original principal amount of $1,050,000 (the "Third "Amended and Restated Note") "paid by renewal." The Third
     Amended and Restated Note replaced in all respects the promissory note dated June 30, 1995, by Holding in the original principal amount of $1,250,000.(the
     "Second Amended and Restated Note")

 c.       Section 2(a) of the Amended Debt Assumption
     Agreement is hereby amended and restated so that it shall read in its entirety as follows:

          (a)  Term Loan Principal and Interest Payments.
     On September 30, 1997, December 31, 1997, March 31,
     1998, Holding shall pay to the Lender a principal payment in an amount equal to $50,000.00, plus all accrued but unpaid interest on the outstanding principal balance of the Assumed Term Loan. On June
     30, 1998, Holding shall pay to the Lender the entire outstanding principal balance of, and all accrued but unpaid interest on, the Assumed Term Loan.

3. Execution of Amended and Restated Note and Guaranty Agreement. Concurrently with the execution and delivery of this Fifth Amendment, (a) Holding shall execute and deliver to the Lender the Third Amended and Restated Note, (b) Hilda
     M. Collett and Lender shall enter into a new Continuing Guaranty Agreement of even date herewith, substantially in the form attached hereto as Annex B, to replace the Continuing Guaranty Agreement dated June 30, 1995 between Hilda M. Collett and the Lender, (c) W. Bennett Collett and the Lender shall enter into a Continuing Guaranty Agreement of even date herewith, substantially in the form attached hereto as Annex C, to replace the Continuing Guaranty Agreement dated September 30, 1996, between W. Bennett Collett and the Lender, and (d) the Company and the Lender shall enter into a New Continuing Guaranty Agreement (the "FFC Guaranty") of even date herewith, substantially in the form attached hereto as Annex D, to replace the Continuing Guaranty Agreement dated September 30, 1996, between the Company and the Lender.

4. Conditions Precedent. The Lender's obligation to enter into this Fifth Amendment shall be conditioned upon the fulfillment of all the following conditions:

     (a) Resolutions. Holding shall have furnished the Lender with certified copies of the resolutions of (i) Holding's Board of Directors (A) authorizing the execution and delivery of this Fifth Amendment and the Third Amended and Restated Note, (B) ratifying and reaffirming the Debt Assumption Agreement, as modified by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, and this Fifth Amendment and (C) authorizing consummation of the actions contemplated by this Fifth Amendment; and (ii) the Company's Board of Directors authorizing the execution and delivery of the FFC Guaranty.

     (b) Representations and Warranties. Except as set forth on Schedule 1 attached to and made a part of this Fifth Amendment, each and every representation and warranty made by or on behalf of Holding relating to the Debt Assumption Agreement and the transactions contemplated thereby, as modified and amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment and this Fifth Amendment are hereby restated and reaffirmed, and shall be true, complete and correct on or as of the date of this Fifth Amendment.

5. Further Assurances. Holding and the Colletts shall execute and deliver such other documents or other instruments as the Lender may request from time to time more fully to create, perfect, continue, maintain or terminate the rights and security interests intended to be granted or created pursuant to this Fifth Amendment and the Amended Debt Assumption Agreement.

6. Benefit. This Fifth Amendment shall inure to the benefit of the Lender, its successors and assigns, and all obligations of Holding and/or the Colletts shall bind, as appropriate, its or their successors, heirs, personal representatives, administrators and, if and to the extent assignment is otherwise permitted by the Amended Debt
     Assumption Agreement, its or their assigns.

7. Entire Agreement. This Fifth Amendment and all schedules, agreements and instruments referred to herein, constitute the entire agreement among the parties with respect to the subject matter hereof, supersede all prior understandings
     with respect to the subject matter thereof and hereof, and no
     other oral or written representations shall apply.   No
     additional change, modification, addition or termination of the Amended Debt Assumption Agreement, the other documents referred to therein or this Fifth Amendment shall be enforceable unless in writing and signed by the party against whom enforcement is sought.

8. Ratification/Conflict. Except as specifically amended by this Fifth Amendment, all of the terms and conditions of the Amended Debt Assumption Agreement shall remain in full force and effect. If there is any term or provision of the Amended Debt Assumption Agreement that conflicts with this Fifth Amendment, the term or provision of this Fifth Amendment shall govern and prevail.

9. Governing Law. This Fifth Amendment shall be governed and construed in accordance with the laws (without reference to the conflict of laws rules) of the Commonwealth of Kentucky.

10. Counterparts. This Fifth Amendment shall be executed in any number of counterparts, each of which so executed shall be deemed an original, and such counterparts together shall constitute but one and the same contract, which shall be sufficiently evidenced by any such original counterpart.

 IN WITNESS WHEREOF, the parties have signed this Fifth
Amendment as of the date set forth above, but actually on the dates set forth below.


                         PNC BANK, KENTUCKY, INC.


                         By
                           James B. Williams, Vice President

                         Date:

                         FREEDOM HOLDING, INC.


                         By
                             W. Bennett Collett, President

                         Date:




                         W. Bennett Collett

                         Date:




                         Hilda M. Collett

                         Date:


STATE OF _______________ )
                    )
COUNTY OF ______________ )

 The foregoing instrument was acknowledged before me on ______________, 1997, by Hilda M. Collett, on her own behalf.


                         ___________________________________
                         Notary Public

                         Commission Expires:________________


STATE OF _______________ )
                         )
COUNTY OF ______________ )

 The foregoing instrument was sworn to and acknowledged before me on ________________, 1997, by W. Bennett Collett, on his own behalf and as President of Freedom Holding, Inc.


                         ___________________________________
                         Notary Public

                         Commission Expires:________________

                            SCHEDULE 1

No changes.


                            ANNEX A

                    Amended and Restated Note


                            ANNEX B

        Continuing Guaranty Agreement -- Hilda M. Collett

                            ANNEX C

        Continuing Guaranty Agreement--W. Bennett Collett

                             ANNEX D

   Continuing Guaranty Agreement--Freedom Financial Corporation